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As filed with the Securities and Exchange Commission on April 19, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALIGN TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3267295
(State of Incorporation)	(I.R.S. Employer Identification No.)

881 Martin Avenue
Santa Clara, CA 95050
(Address of Principal Executive Offices)

Eldon M. Bullington
Chief Financial Officer
Align Technology, Inc.
881 Martin Avenue
Santa Clara, CA 95050
(408) 470-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Fennell, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	Roger E. George General Counsel Align Technology, Inc. 881 Martin Avenue Santa Clara, CA 95050 (408) 470-1000

APPROXIMATE DATE OF COMMENDMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES.

        The Registration Statement on Form S-3 (Registration No.333-109800) (the "Registration Statement") of Align Technology, Inc. ("Align"), pertaining to the registration of 9,578,943 shares of Align's common stock, to which this Post-Effective Amendment No. 1 relates, was initially filed with the Securities and Exchange Commission on October 17, 2003.

        This Post-Effective Registration Statement No. 1 is being filed to deregister those shares that remain unsold under the Registration Statement as of the date hereof because Align's obligation to keep the Registration Statement effective has expired. By filing this Post-Effective Amendment No. 1, Align hereby deregisters any such unsold shares and the Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 19th day of April, 2005.

ALIGN TECHNOLOGY, INC.
By:	/s/ ELDON M. BULLINGTON Eldon M. Bullington Chief Financial Officer (Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on this 19th day of April, 2005.

Signature	Title	Date

/s/ THOMAS M. PRESCOTT Thomas M. Prescott	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 19, 2005
/s/ ELDON M. BULLINGTON Eldon M. Bullington	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 19, 2005
* H. Kent Bowen	Director	April 19, 2005
* David E. Collins	Director	April 19, 2005
* Brian Dovey	Director	April 19, 2005
* Joseph Lacob	Director	April 19, 2005

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* Greg Santora	Director	April 19, 2005
* Kelsey Wirth	Director	April 19, 2005
C. Raymond Larkin, Jr.	Director
Warren S. Thaler	Director
*By:	/s/ ELDON M. BULLINGTON Eldon M. Bullington	Attorney-in-Fact	April 19, 2005

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DEREGISTRATION OF SHARES.
SIGNATURES